Exhibit 21.1
TreeSource Industries, Inc.

Subsidiaries of the Registrant
As of July  12, 1999
Grouped by State/Country of Incorporation

Oregon
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Alturas Lumber Co.
Burke Lumber Co.
Central Point Lumber Co.
Cottage Grove Lumber Co.
Crater Lake Lumber Co.
Custer Lumber Co.
Eugene Wood Products Co.
Glide Lumber Products Co.
Greenweld North America Co.
Halsey Veneer Co.
Judith Gap Lumber Co.
Junction City Lumber Co.
Midway Engineered Wood Products, Inc.
North Powder Lumber Co.
Pacific Softwoods Co.
Philomath Forest Products Co.
Port Westward Pulp Co.
Riverside Lumber Co.
Silverton Forest Products Co.
Trask River Lumber Co.
TreeSource, Inc.
Union Forest Products Co.
Union Rail Enterprises, Inc.
Western Timber Co.
Whitehall Plywood, Inc.
WTD Industries, Inc.

Washington
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Cle Elum Lake Veneer Co.
Graham Plywood Co.
Morton Forest Products Co.
Olympia Forest Products Co.
Orient Lumber Co.
Pacific Hardwoods-Aberdeen Co.
Pacific Hardwoods-South Bend Co.
Sedro-Woolley Lumber Co.
Spanaway Lumber Co.
Tumwater Lumber Co.
Valley Wood Products Co.

Montana
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Columbia Falls Forest Products, Inc.

Guam
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TreeSource International, Inc.